UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2017

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Executive Deferred Compensation Agreements

On February 27, 2017, Simmons First National Corporation (“Corporation”) entered into amended and restated deferred compensation agreements with Robert Fehlman, the Corporation’s Chief Financial Officer (“Fehlman Agreement”) and Barry Ledbetter, Chief Banking Officer of Simmons Bank, a wholly-owned subsidiary of the Corporation (“Ledbetter Agreement”). The agreements were amended to reduce the age for vesting and payment eligibility from 65 to 60.

The Fehlman Agreement provides for an annual benefit upon retirement of 30% of Mr. Fehlman’s average base salary and cash compensation over his last five years of employment and is payable for 15 years. The benefit vests at age 60, subject to earlier vesting upon death, disability, or change in control of the Corporation. The benefit becomes payable upon the earliest to occur of (i) Mr. Fehlman's retirement at or after age 60, (ii) his death, (iii) his disability, or (iv) his separation from service after the occurrence of a change in control of the Corporation. The benefit is subject to forfeiture if (i) Mr. Fehlman ceases to be employed by the Corporation prior to his attaining age 60, other than due to his disability, his death, or following a change in control of the Company, (ii) Mr. Fehlman fails to provide the post-retirement, part-time consulting services required in the plan or (iii) Mr. Fehlman violates the non-competition provision while receiving payments. The foregoing description of the Fehlman Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fehlman Agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

The Ledbetter Agreement provides for an annual benefit upon retirement of 30% of Mr. Ledbetter’s average base salary and cash compensation over his last five years of employment and is payable for 15 years. The benefit vests at age 60, subject to earlier vesting upon death, disability, or change in control of the Corporation. The benefit becomes payable upon the earliest to occur of (i) Mr. Ledbetter’s retirement at or after age 60, (ii) his death, (iii) his disability, or (iv) his separation from service after the occurrence of a change in control of the Corporation. The benefit is subject to forfeiture if (i) Mr. Ledbetter ceases to be employed by the Corporation prior to his attaining age 60, other than due to his disability, his death, or following a change in control of the Company, (ii) Mr. Ledbetter fails to provide the post-retirement, part-time consulting services required in the plan or (iii) Mr. Ledbetter violates the non-competition provision while receiving payments. The foregoing description of the Ledbetter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Ledbetter Agreement, which is attached as Exhibit 10.2 and incorporated by reference herein.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See discussion in Item 1.01 (above) regarding the Fehlman Agreement and the Ledbetter Agreement.

Item 9.01    Financial Statements and Exhibits.

Exhibit 10.1	Amended and Restated Deferred Compensation Agreement for Robert Fehlman effective February 27, 2017.

Exhibit 10.2	Amended and Restated Deferred Compensation Agreement for Barry Ledbetter effective February 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: February 28, 2017	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer